SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-12

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Eaton Vance Floating-Rate Income Trust Eaton Vance Senior Floating-Rate Trust Eaton Vance New York Municipal Income Trust (Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Investor Contact: (800) 262-1122

FOR IMMEDIATE RELEASE

Results of Joint Special Shareholder Meeting of

Eaton Vance Floating-Rate Income Trust, Eaton Vance New York Municipal Income Trust and Eaton Vance Senior Floating-Rate Trust

BOSTON, MA, March 24, 2021 — At a joint special meeting of shareholders held on March 19, 2021 (the “Joint Special Meeting”), shareholders of Eaton Vance Floating-Rate Income Trust (NYSE: EFT), Eaton Vance New York Municipal Income Trust (NYSE American: EVY) and Eaton Vance Senior Floating-Rate Trust (NYSE: EFR) (collectively, the “Funds”) were asked to approve new investment advisory agreements (each, a “New Agreement”) with Eaton Vance Management (“EVM”), the Funds’ investment adviser. A quorum was not present, and the Joint Special Meeting was adjourned to April 9, 2021 at 10:30 a.m. Eastern Time to allow more time for Fund shareholders to vote. The October 29, 2020 record date for shareholders entitled to vote at the adjourned Joint Special Meeting remains unchanged. Information about the adjourned Joint Special Meeting appears below.

As announced on March 16, 2021, each Fund’s Board of Trustees (the “Board”) has authorized a conditional cash tender offer for up to 25% of such Fund’s outstanding common shares at a price equal to 99% of the Fund’s net asset value as of the close of regular trading on the New York Stock Exchange on the date the tender offer expires. Each Fund’s tender offer is conditioned on shareholder approval of a New Agreement with EVM for such Fund. On March 16, 2021, EFT and EFR also announced an increase in their regular monthly distributions on common shares of approximately 25% from their respective March 2021 distributions, conditioned on each Fund’s shareholders approving the New Agreement with EVM for such Fund.

EVM was formerly a wholly owned subsidiary of Eaton Vance Corp., which was acquired by Morgan Stanley (NYSE: MS) on March 1, 2021 (the “Transaction”). EVM is now part of Morgan Stanley Investment Management, the asset management division of Morgan Stanley. EVM continues to manage the Funds under interim investment advisory agreements (each, an “Interim Agreement”) that were approved by the Board. Each Interim Agreement took effect upon the closing of the Transaction and may continue for a term of up to 150 days.

Adjourned Joint Special Meeting. If, as of October 29, 2020, you were a shareholder of EFT, EVY or EFR and have not yet voted, the Funds urge you to submit your vote in advance of the adjourned Joint Special Meeting by one of the methods described in the Funds’ proxy materials. The Funds’ proxy statement is available online at https://funds.eatonvance.com/closed-end-fund-and-term-trust-documents.php.

If, as of October 29, 2020, you were a holder of record of EFT, EVY and/or EFR shares (i.e., you held Fund shares in your own name directly with the Fund) and wish to participate in and vote at the adjourned Joint Special Meeting, you should email your full name and address to AST at attendameeting@astfinancial.com. You will then be provided with credentials to participate in the adjourned Joint Special Meeting. You will be able to vote by entering the control number found on the proxy card you previously received. All requests to participate in and/or vote at the adjourned Joint Special Meeting must be received by AST by no later than 3:00 p.m. Eastern Time on April 8, 2021.

If, as of the relevant record date, you held EFT, EVY and/or EFR shares through an intermediary (such as a broker-dealer) and wish to participate in and vote at the adjourned Joint Special Meeting, you will need to obtain a legal proxy from your intermediary reflecting the Fund’s name, the number of Fund shares you held and your name and email address. You may forward an email from your intermediary containing the legal proxy or attach an image of the legal proxy to an email and send it to AST at attendameeting@astfinancial.com with “Legal Proxy” in the subject line. You will then be provided with credentials to participate in the adjourned Joint Special Meeting, as well as a unique control number to vote your shares. If you would like to participate in, but NOT vote at, the adjourned Joint Special Meeting, please send an email to AST at attendameeting@astfinancial.com with proof of ownership of EFT, EFR and/or EVY shares. A statement, letter or the Vote Instruction Form from your intermediary will be sufficient proof of ownership. You will then be provided with credentials to participate in the adjourned Joint Special Meeting. All requests to participate in and/or vote at the adjourned Joint Special Meeting must be received by AST by no later than 3:00 p.m. Eastern Time on April 8, 2021.

Please contact AST at attendameeting@astfinancial.com with any questions regarding access to the adjourned Joint Special Meeting, and an AST representative will contact you to answer your questions.

About the Funds

Except pursuant to a tender offer, common shares of the Funds are available for purchase or sale only through secondary market trading at their current market price. Shares of closed-end funds often trade at a discount from their net asset value. The market price of Fund shares may vary from net asset value based on factors affecting the supply and demand for shares, such as Fund distribution rates relative to similar investments, investors’ expectations for future distribution changes, the clarity of a Fund’s investment strategy and future return expectations, and investors’ confidence in the underlying markets in which the Fund invests. Fund shares are subject to investment risk, including possible loss of principal invested. Shares of each Fund are not FDIC-insured and are not deposits or other obligations of, or guaranteed by, any bank. Each Fund is not a complete investment program and you may lose money investing therein. An investment in a Fund may not be appropriate for all investors. Before investing, prospective investors should consider carefully a Fund’s investment objective, strategies, risks, charges and expenses.

Fund distributions may include amounts from sources other than net investment income. When that is estimated to be the case, shareholders will be notified on a monthly basis. The final determination of the tax character of Fund distributions will occur after the end of each calendar year, at which time that determination will be reported to shareholders. Fund distributions in any period may be more or less than the net return earned by the Fund on investments, and therefore should not be used as a measure of performance or confused with “yield” or “income.” Distributions in excess of Fund returns will cause a Fund’s net assets and net asset value per share to decline. Fund distributions may be affected by numerous factors, including changes in Fund performance, the cost of leverage, portfolio holdings, realized and projected returns, and other factors. There can be no assurance that future Board action, an unanticipated change in market conditions or other unforeseen factors will not result in a change in the Fund’s distributions at a future time.

This announcement is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of a Fund. The Funds have not commenced the conditional tender offers described in this release. Each tender offer will be made only if the condition described above is satisfied, and only by an offer to purchase, a related letter of transmittal and other documents filed with the SEC as exhibits to a tender offer statement on Schedule TO, with all such documents available on the SEC’s website at www.sec.gov. For each tender offer, the applicable Fund will also make available to shareholders without charge the offer to purchase and the letter of transmittal. Shareholders should read these documents carefully, as they would contain important information about the tender offer.

This press release is for informational purposes only and is not intended to, and does not, constitute an offer to purchase or sell shares of a Fund. Additional information about the Funds, including performance and portfolio characteristic information, is available at eatonvance.com.

Statements in this press release that are not historical facts may be forward-looking statements, as defined by the U.S. securities laws. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to uncertainties and other factors that may be beyond a Fund’s control and could cause actual results to differ materially from those set forth in the forward-looking statements.

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Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment in the Eaton Vance Closed-End Funds. I wanted to confirm that you have received the proxy material for the Joint Special Meeting of Shareholders scheduled to take place on April 9, 2021.

Have you received the information?

(Pause for response)

Would you like to vote along with the Board’s recommendation?

(Pause For Response) (Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you hold in the Eaton Vance Closed-End Funds before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions) for voter confirmation number (CONTROL#) today (Today’s Date & Time).

For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll free number listed on the confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY Updated 03-23-2021

***IMPORTANT INFORMATION FOR SHAREHOLDERS***

Below is important information regarding recent actions taken by the Funds’ Boards of Trustees (the “Board”):

Conditional Tender Offers

The Board has authorized a conditional cash tender offer for up to 25% of each Fund’s outstanding common shares at a price per share equal to 99% of the Fund’s net asset value per share as of the close of regular trading on the New York Stock Exchange on the date the tender offer expires.

The tender offer is conditioned on shareholder approval of the relevant Fund’s new investment advisory agreement with Eaton Vance Management, the Funds’ investment adviser (each, a “New Agreement”), at the upcoming joint special meeting of shareholders to be held on April 9, 2021 or an adjournment thereof (the “Meeting”).

Conditional Distribution Rate Increase for EFT and EFR

The Board also authorized a conditional regular monthly distribution increase on common shares of EFT and EFR to $0.0775 and $0.0813 per share, respectively, representing an increase of approximately 25 percent from the March 2021 distributions. The distribution rate increases are conditioned on shareholder approval of the relevant New Agreement at the Meeting.

Each distribution increase will commence with the first monthly distribution announced following shareholder approval of the relevant Fund’s New Agreement. By raising the Funds’ regular monthly distributions, the Board seeks to enhance shareholder value.

For Internal Distribution Only Page 1

Saba Capital Management, L.P., a hedge fund manager, and certain of its affiliates have launched a campaign against approval of your Fund(s)’ new investment advisory agreement(s) with Eaton Vance.

This campaign could disrupt your Fund(s)’ operations and potentially leave your Fund(s) without an investment adviser.

PROPOSAL 1: Approval of a new investment advisory agreement for each Fund with Eaton Vance Management (“Eaton Vance”) to continue to serve as the Fund’s investment adviser;

What is the proxy contest about?

Saba Capital Management, L.P., a hedge fund manager, and certain of its affiliates (collectively, “Saba”) have filed proxy materials for each Fund encouraging shareholders to vote against the Proposal to approve a new investment advisory agreement for each Fund.

You may receive proxy solicitation materials from Saba, including a proxy statement and GOLD or other non-white proxy card, seeking your proxy to vote against the Proposal and giving Saba unilateral discretion to decide not to vote your shares at the Meeting.

Each Fund’s Board of Trustees (the “Board”) has approved its new agreement. The Board unanimously recommends that you vote on the WHITE proxy card FOR the Proposal to approve a new investment advisory agreement for your Fund(s). Do not send back any proxy card other than the WHITE proxy card.

What does Saba seek to gain by recommending a vote Against the new investment advisory agreement?

By filing proxy statements for each Fund with the U.S. Securities and Exchange Commission (the “SEC”), Saba has given itself a platform to speak to each Fund’s shareholders. Saba is using this platform only to solicit votes against the approval of each Fund’s proposed new investment advisory agreement.

Saba does not have an alternative plan for the management of the Funds, it is simply trying to take advantage of the situation to create disruption and force major structural change (such as liquidation or a large tender offer) that will allow Saba and its hedge fund investors to make a short-term profit.

Saba does not care that the Funds have served a valuable role in their long-term investors’ portfolios for many years – it is willing to disrupt fund operations and potentially leave the Funds without an investment adviser in order to make a profit.

How would returning Saba’s proxy card provide them with “unilateral discretion” to decide not to vote my shares at the Meeting?

Saba is a known opportunistic hedge fund manager with a history of seeking short-term profits for itself and its clients at the expense of other fund shareholders. Saba has taken it one step further in this proxy contest because, on its GOLD or other non-white proxy card, it has reserved the right to determine not to attend the Meeting “if [it] believe[s] that [a Fund’s new investment advisory agreement] is less likely to be approved” as a result of Saba’s non-attendance.

In other words, Saba can collect votes from shareholders and then determine not to present them at the Meeting, which could have the effect of delaying the Meeting and/or obstructing approval of a Fund’s new investment advisory agreement because a quorum is not achieved.

What should I do if I receive another proxy card?

You may receive a different proxy statement from Saba (along with a GOLD or other non-white proxy card) seeking your vote against the Proposal or giving Saba authorization to decide not to present your vote altogether.

Do not give Saba authority to decide this important matter for you. Be sure that your voice is heard at the Meeting by voting on the WHITE proxy card! The Boards unanimously recommend a vote FOR the Proposal.

Please discard any proxy card that you receive from Saba or any person other than the Funds. Do not send back any proxy card other than the WHITE proxy card, as doing so may cancel your vote to support your Fund(s).

What if I previously returned the proxy card sent to me by Saba?

The proxy card you submit with the latest date is the proxy card that will be counted. If you have previously returned a proxy card sent to you by Saba, you can still change your vote by:

(i)                  signing, dating, and returning the WHITE proxy card in the postage-paid envelope provided;

(ii)                recording your voting instructions via telephone or the internet following the instructions on the WHITE proxy card; or

(iii)	voting at the Meeting.

THE BOARD OF TRUSTEES OF EACH FUND UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL ON THE WHITE PROXY CARD

PROPOSAL 1: Approval of a new investment advisory agreement for each Fund with Eaton Vance to continue to serve as the Fund’s investment adviser;

What is happening?

On October 7, 2020, Eaton Vance Corp. (“EVC”), the parent company of the Funds’ investment adviser, Eaton Vance, entered into a definitive agreement with Morgan Stanley, a leading global financial services firm providing a wide range of investment banking, securities, wealth management, and investment management services, pursuant to which Morgan Stanley will acquire EVC, subject to the completion or waiver of various conditions (the “Transaction”).

What are shareholders being asked to vote on?

The Transaction may be deemed to cause each Fund’s current investment advisory agreement with Eaton Vance to terminate in accordance with applicable law. In order to help ensure that each Fund’s operations continue uninterrupted upon the consummation of the Transaction, shareholders of each Fund are being asked to approve a new investment advisory agreement.

What is the applicable law that will cause the current investment advisory agreement to terminate?

The Investment Company Act of 1940, as amended (the “1940 Act”), which regulates investment companies such as the Funds, requires investment advisory and investment sub-advisory agreements to terminate automatically in the event of an assignment of the agreement.

How will the Transaction affect Eaton Vance?

Following the Closing, Eaton Vance is expected to operate as an indirect wholly-owned subsidiary of Morgan Stanley.

When is the Transaction expected to be completed?

The closing of the Transaction is subject to the completion or waiver of various conditions, and is expected to close in the second quarter of 2021 (the “Closing”). Upon the Closing, Eaton Vance will become an indirect wholly-owned subsidiary of Morgan Stanley.

How will the Transaction potentially benefit my Fund?

It is expected that the Transaction will deliver long-term financial benefits for the Funds. The combined business of EVC and Morgan Stanley will offer a unique public and private market investment solution set to clients in the industry and is expected to have the resources to bring deep capital markets and value-added service excellence to EVC and its affiliates’ relationships.

Approval of the new investment advisory agreements will provide continuity of the investment program you selected through your investment in the Fund(s) and help to ensure that each Fund’s operations continue uninterrupted after the Closing.

How does the proposed new investment advisory agreement differ from my Fund’s current investment advisory agreement?

While certain provisions have been updated, the proposed new investment advisory agreements with Eaton Vance are substantially similar to the current investment advisory agreements with Eaton Vance.

The services that your Fund(s) will receive under the new investment advisory agreement are expected to be substantially similar to those it receives under the current investment advisory agreement.

Will my Fund’s contractual management fee rates increase?

The investment advisory fee rates proposed for the Funds will remain the same as under their existing agreements. No Fund will experience increased management fee rates as a result of the Transaction.

Will the new investment advisory agreement result in any changes in the investment objective(s) or investment strategy of my Fund?

The new agreements are not expected to result in any changes to any Fund’s investment objective(s) or investment strategy.

Will the new investment advisory agreement result in any changes in the portfolio management?

The portfolio managers for each Fund are expected to continue in such roles upon the Closing.

Will the Transaction be completed if this Proposal is not approved?

The Closing may take place even if shareholders of a Fund(s) do not approve the Proposal. If this should happen, the Board(s) of such Fund(s) would consider what additional actions to take, which could include continuing to solicit approval of a new investment advisory agreement.

In addition, Eaton Vance could (and expects to) propose that the Board of each Fund approve an interim investment advisory agreement to permit continuity of management while solicitation continues. The terms of the interim investment advisory agreements would be identical to those of the current agreements except for term and escrow provisions required by applicable law.

Is my Fund paying for the Transaction or the proxy solicitation?

The Funds will not bear any portion of the costs associated with the Transaction. All costs of the Proxy Statement and the Meeting, including proxy solicitation costs, legal fees, and the costs of printing and mailing the Proxy Statement, will be borne by EVC.

THE BOARD OF TRUSTEES OF EACH FUND UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1

ADDITIONAL INFORMATION REGARDING THE MEETING LOCATION

As part of the effort to maintain a safe and healthy environment at the Meeting, the Funds and the Board are closely monitoring statements issued by the Centers for Disease Control and Prevention (cdc.gov) and local authorities regarding the novel coronavirus disease, COVID-19.

For that reason, the Board reserves the right to reconsider the date, time, and/or means of convening the Meeting for one or more Funds. Subject to any restrictions imposed by applicable law, the Board may choose to conduct the Meeting of one or more Funds solely by means of remote communications, or may hold a “hybrid” meeting where some participants attend in person and others attend by means of remote communications.

If the Board chooses to change the date, time, and/or means of convening the Meeting for a Fund, the Fund will publicly announce the decision to do so in advance, and details on how to participate will be issued by press release and filed with the SEC as additional proxy material.

Proxy Materials Are Available Online At:

https://funds.eatonvance.com/closed-end-fund-and-term-trust-documents.php

The role of AST Fund Solutions, LLC as proxy solicitor is mentioned on page 4 of the Proxy Statement.